                                  EXHIBIT 11

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                        COMPUTATION OF PER SHARE INCOME
            ($ and shares in thousands, except for per share data)

                                                               Three months ended             Six months ended
                                                             ----------------------         -------------------
                                                               Dec. 28,   Dec. 30,           Dec. 28,  Dec. 30,
                                                                 1996       1995               1996      1995
                                                             ----------   ---------        ----------  --------
Primary
-------
Net income                                                   $    2,246   $   1,894         $   2,875  $  6,055
                                                             ==========   =========         =========  ========
Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                    11,211      11,286            11,265    11,233
   Assumed exercise of stock options                                168         395                81       581
                                                             ----------   ---------         ---------  --------
                                                                 11,379      11,682            11,346    11,814
                                                             ==========   =========         =========  ========
Earnings per common share and common equivalent shares       $      .20   $     .16         $     .25  $    .51
                                                             ==========   =========         =========  ========

Fully Diluted
-------------
Net income                                                   $    2,246   $   1,894         $  2,875   $  6,055
                                                             ==========   =========         ========   ========

Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                    11,211      11,286           11,265     11,233
   Assumed exercise of stock options                                277         401              280        590
                                                             ----------   ---------         --------   --------
                                                                 11,488      11,687           11,545     11,823
                                                             ==========   =========         ========   ========
Earnings per common share and common equivalent shares       $      .20   $     .16         $    .25   $    .51
                                                             ==========   =========         ========   ========

19